                    Certification of Chief Executive Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the
undersigned officer of Scotia Pacific Company LLC, a Delaware limited liability company (the "Company"), does hereby certify that:

         (a) the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

         (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

Dated: May 15, 2003

                                                  /s/ Robert E. Manne
                                                    Robert E. Manne
                                                Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter
63 of Title 18, United States Code).

This certification is being furnished as an exhibit pursuant to SEC Release No.
34-47551.  A signed original of this certification has been provided to the
Company and will be retained by the Company and furnished to the Securities and
Exchange Commission or its staff upon request.